Exhibit 4.1

                            CERTIFICATE OF ADJUSTMENT
                            -------------------------


         This is to certify pursuant to Section 12 of the Rights Agreement, dated as of December 22, 1987, as amended (the "Rights Agreement"), between Tribune Company, a Delaware corporation (the "Company") and The First National Bank of Chicago, as Rights Agent, that:

I.       Statement of Facts.
         -------------------

         At its December 10, 1996 meeting, the Company's Board of Directors declared a two-for-one split of the shares of common stock, without par value, of the Company (the "Common Shares"), to be effected in the form of a 100% stock distribution (the "Distribution") on January 15, 1997 to holders of record of the Common Shares on December 27, 1996.

II.      Adjustments Pursuant to the Rights Agreement.
         ---------------------------------------------

         Pursuant to the provisions of Sections 11(n) and 23(a) of the Rights Agreement, certain adjustments to the number of one-hundredths of a Preferred Share (as defined in the Rights Agreement) purchasable upon proper exercise of each Right (as defined in the Rights Agreement), to the number of outstanding Rights and to the Redemption Price (as defined in the Rights Agreement) shall be effected as of January 15, 1997, in connection with the Distribution, as set forth below:

                  1. Pursuant to Section 11(n) of the Rights Agreement, the number of Preferred Shares purchasable upon proper exercise of a Right shall be equal to one two-hundredths.

                  2. Pursuant to Section 11(n) of the Rights Agreement, each Common Share outstanding immediately after the Distribution shall have attached to it one Right.

                  3. Pursuant to Section 23(a) of the Rights Agreement, the Redemption Price shall be equal to $.005 per Right.

Dated this 15th day of January, 1997.


                                            TRIBUNE COMPANY


                                            By:/s/ Crane H. Kenney
                                               -------------------
                                               Name: Crane H. Kenney
                                               Title: Vice President, General
                                                      Counsel and Secretary